Exhibit 10.4
Amendment No 2B to Distribution Agreement
This Amendment No. 2B to Distribution Agreement is entered into effective as of July 8, 2008 (“Amendment Date”) between Inverness Medical Innovations North America, Inc. (“Inverness”), a Delaware corporation having a place of business at 30 South Keller Road, Orlando. Florida 32810 (as successor by assignment from Biosite Incorporated effective April 1, 2008), and Fisher HealthCare, a Division of Fisher Scientific Company, L.L.C. (“FHC”), having a place of business at 9999 Veterans Memorial Drive, Houston, Texas 77038 and amends the Distribution Agreement between the parties dated January 1, 2006 (as amended, the “2006 Distribution Agreement”).
     The parties mutually agree to amend the 2006 Distribution Agreement through this Amendment No. 2 on the terms and conditions below as follows:
     1. Defined Terms. Any defined terms in this Amendment shall have the same meaning designated in the 2006 Distribution Agreement unless otherwise expressly provided in this Amendment.
     2. Extension of Non-Renewal Notice Period. Both parties agree that effective July 8, 2008 Section 6(a)(i) is hereby replaced it in its entirety with the following:
     “(i) unless Inverness, in Inverness’s sole discretion, gives notice of non-renewal to FHC on or before 11:59 PM Eastern Daylight Time July 11, 2008, this 2006 Distribution Agreement automatically shall be extended for a period of one (1) year following the expiration of the Initial Term (the “First Extended Term”), and”
     3. Miscellaneous. Except as otherwise expressly modified by this Amendment, the 2006 Distribution Agreement shall remain in full force and effect in accordance with its existing terms. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In witness of their agreement to the foregoing terms, the authorized representatives of each party have executed this Amendment effective as of the Amendment Date.

Inverness Medical Innovations North America, Inc.		Fisher HealthCare

By:	/s/ Ron Zwanziger	By:	/s/ Joseph Bernando

Name:	Ron Zwanziger	Name:	Joseph Bernando

Title:	Chief Executive Officer	Title:	President
Date:	7/8/08	Date:	8 July 2008

By:	/s/ Ellen Chiniara

Name:	Ellen Chiniara
Title:	Secretary
Date:	7/8/08